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                                                                    EXHIBIT 99.1


                                 [VERITAS LOGO]




   VERITAS BOARD WITHDRAWS SUPPORT FOR COMBINATION WITH PETROLEUM GEO-SERVICES



HOUSTON, TX - JULY 30, 2002 - Veritas DGC Inc. ("Veritas") (NYSE & TSE: VTS) today announced that its Board of Directors has withdrawn its approval and recommendation supporting the previously announced business combination with Petroleum Geo-Services ASA (NYSE: PGO, OSE: PGS).

Veritas DGC Inc. offers the oil and gas industry a comprehensive suite of integrated geophysical services designed to manage exploration risk and enhance drilling and production success worldwide. These services include seismic data acquisition in all environments, data processing, data visualization, data interpretation, reservoir characterization, and extensive non-exclusive seismic data library surveys worldwide. With over 36 years of operating experience, Veritas is one of the world's leading providers of advanced geophysical technologies.


For additional information, please contact:

Mindy Ingle, Investor Relations                                   (832) 351-8821